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                               EXHIBIT 10.5
















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                 OLD KENT EXECUTIVE RETIREMENT INCOME PLAN

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                                 OLD KENT

                     EXECUTIVE RETIREMENT INCOME PLAN



                                 ARTICLE 1

                           ESTABLISHMENT OF PLAN


1.1  ESTABLISHMENT OF PLAN.

     Old Kent Financial Corporation ("OKFC") hereby amends and restates the Old Kent Executive Retirement Income Plan, a supplemental nonqualified plan for a select group of management personnel employed by OKFC and any subsidiary of OKFC. This plan is intended to be a plan described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). This plan is a nonqualified supplemental executive retirement program which is not subject to limitations in the Internal Revenue Code applicable to benefits provided through a qualified, tax-exempt employee benefit plan established under
Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code").


1.2  EFFECTIVE DATE.

     The "Effective Date" of this restated plan is January 1, 1989, unless a provision of this plan specifies a different effective date. Each plan provision applies until the effective date of an amendment of that provision.


1.3  APPLICATION TO FORMER PARTICIPANTS.

     Except to the extent it amends a provision of the plan which applies to former Participants or expressly states that it is applicable to former Participants, an amendment to this plan (including changes included in any restatement of the plan) shall not apply to a former Participant. If a former Participant returns to employment with the Employer after the effective date of an amendment and is designated as eligible to participate by OKFC, the Participant's rights under the plan shall be determined by the plan provisions as amended and in effect at that time.








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                                 ARTICLE 2

                                DEFINITIONS


2.1  DEFINED TERMS.

     Defined terms are found at the following locations:

     TERM                                         LOCATION
     ----                                         --------

     Administrator                                2.2
     Agent for Service of Process                 2.3
     Average Monthly Income                       4.1(a)(iii)
     Beneficiary                                  2.4
     Code                                         1.1

     Compensation                                 4.1(a)(iv)
     Effective Date                               1.2
     Employee                                     2.5
     Employer                                     2.6
     ERISA                                        1.1

     Normal Retirement Date                       2.7
     OKFC                                         1.1
     Old Kent Retirement Income Plan              2.8
     Participant                                  3.1
     Plan Year                                    2.9

     Spouse                                       2.10
     Surviving Spouse                             2.11


2.2  ADMINISTRATOR.

     "Administrator" means Old Kent Financial Corporation.


2.3  AGENT FOR SERVICE OF PROCESS.

     "Agent for Service of Process" means the Administrator or the individual designated by the Administrator.







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2.4  BENEFICIARY.

     "Beneficiary" means the individual, trust or other entity designated by the Participant to receive any benefits payable under this plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Administrator in the form approved by the Administrator. The Participant's Will is not effective for this purpose.

     If a designation has not been properly completed and filed with the Administrator or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant's estate.


2.5  EMPLOYEE.

     "Employee" means an individual employed by the Employer who receives compensation for personal services performed for the Employer that is subject to withholding for federal income tax purposes.


2.6  EMPLOYER.

     "Employer" means OKFC and any subsidiary of OKFC.


2.7  NORMAL RETIREMENT DATE.

     "Normal Retirement Date" means the date the Participant attains age
65.


2.8  OLD KENT RETIREMENT INCOME PLAN.

     "Old Kent Retirement Income Plan" means the qualified tax-exempt defined benefit pension plan established and maintained by Old Kent Financial Corporation under Code Section 401(a).


2.9  PLAN YEAR.

     "Plan Year" means the 12-month period beginning each January 1.






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2.10 SPOUSE.

     "Spouse" means the husband or wife to whom the Participant is married on the date the benefit is scheduled to be paid, or payment is scheduled to begin. The legal existence of the spousal relationship shall be governed by the law of the state or other jurisdiction of domicile of the Participant.


2.11 SURVIVING SPOUSE.

     "Surviving Spouse" means the Spouse of the Participant at the time of the Participant's death who survives the Participant. If the Participant and Spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for this plan that the Participant survived the Spouse.


                                 ARTICLE 3

                               PARTICIPATION


3.1  DESIGNATION AS PARTICIPANT.

     Only management and highly compensated Employees shall be eligible to participate in this plan.

     OKFC shall designate the eligible Employees who shall become
Participants ("Participant") and shall specify the date of participation for each Participant.


3.2  TERMINATION OF PARTICIPATION.

     A Participant's status as a Participant shall continue until the earlier of termination of employment or termination of the Participant's status as a Participant by OKFC. A former Participant may resume participation in the plan only upon redesignation as a Participant and as of the date specified by OKFC. Transfer of employment to OKFC or a subsidiary of OKFC shall not be treated as termination of employment and participation in this plan shall continue unless the Participant's status as a Participant is terminated by OKFC.







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                                 ARTICLE 4

                            AMOUNT OF BENEFITS


4.1  DETERMINATION OF BENEFIT.

     The amount of the benefit to which the participant is entitled is calculated as follows:

     (a) BENEFIT BEFORE OFFSET. The amount of the Participant's benefit shall be calculated without reduction by any provision of the Code which directly or indirectly limits benefits payable from qualified plans, including Subsection 401(a)(17) and Section 415.

          (i) PLAN FORMULA. The benefit for a Participant shall be a monthly pension payable as a 5-Year Certain and Life Annuity in the amount of 60% of Average Monthly Income less 50% of the Participant's Social Security Benefit. The entire benefit calculated under the preceding sentence shall be reduced proportionately for each year or partial year of benefit service by which the Participant's number of completed years of benefit service (including any fractional part of a year) at Normal Retirement Date is less than 25 years. All elements of the formula such as calculating the Participant's years of benefit service shall be determined under the Old Kent Retirement Income Plan as in effect on the date the Participant's employment terminates. Notwithstanding the preceding sentence, the Participant's Social Security Benefit shall be determined under the Old Kent Retirement Income Plan as in effect on December 31, 1988.

          (ii) ALTERNATIVE FORMULA. For purposes of calculating the benefit under (i), any alternative or grandfathered benefit formula which applies as a result of a merger or acquisition by OKFC (or for some other reason) shall not be recognized.

          (iii) AVERAGE MONTHLY INCOME. "Average Monthly Income" means the average of the Participant's Compensation for the period of time (including years prior to participation in this plan, if applicable) with respect to which Average Monthly Compensation is determined for the Participant in the Old Kent Retirement Income Plan. Average Monthly Income shall be calculated in the same manner as Average Monthly Compensation under the Old Kent Retirement Income Plan as in effect on the date the Participant's employment terminates.

          (iv) COMPENSATION. "Compensation" means all salary or wages paid by the Employer to an Employee in a Plan Year for personal services performed for the Employer, including base pay, vacation pay, holiday pay, retroactive pay increases, regular sick pay, short-term disability,


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overtime pay, shift differential, bonuses, commissions, cash contest awards, restricted stock dividends, ATM service pay, elective deferrals under any plan of deferred compensation that are excluded from gross income under Code Sections 125 (cafeteria plans) and 402(a)(8) (Thrift Plus contributions), Old Kent Executive Thrift Plan contributions, and Old Kent Deferred Compensation Plan contributions.

          Compensation does not include moving expenses; lump-sum severance pay (other than vacation pay paid after employment terminates); restricted stock values; imputed income from noncash awards and supplemental cash income paid solely on account of the contributions to or benefits paid from insurance (including imputed income from employer paid group term life insurance), worker's compensation or unemployment compensation programs; payment for memberships, dues, subscriptions or continuing education; expense reimbursements; exercised stock options; or deferred compensation actually paid after a period of deferral.

     (b) NET AMOUNT OF BENEFIT. From the amount determined under (a) above, subtract the greater of (i) the Participant's benefit payable at Normal Retirement Date under the Old Kent Retirement Income Plan without consideration of any alternate formula described in (a)(ii) above or
(ii) the benefit payable at Normal Retirement Date under an alternate or grandfathered benefit formula which applies as a result of a merger or acquisition by OKFC (or for some other reason). The normal retirement benefit to be subtracted in the preceding sentence also shall be expressed in the 5-Year Certain and Life form. The difference is the amount of the Participant's benefit under this plan. In determining the amount of the benefit, any cost-of-living adjustment applicable to the actual benefit or distributions pursuant to a qualified domestic relations order under the Old Kent Retirement Income Plan shall be disregarded.


4.2  DATE OF DETERMINATION.

     All benefit calculations shall be made at the time the Participant's employment terminates or, if later, such other event which causes payment of the benefit as stated in Section 6.4.


4.3  DUPLICATION OF BENEFITS.

     There shall be no duplication of benefits between this plan and the Old Kent Retirement Income Plan. If the Old Kent Retirement Income Plan should be amended to provide additional benefits which are substantially the same as benefits under this plan, this plan shall abate or terminate to that extent and the Participants shall have the additional benefits under the Old Kent Retirement Income Plan in lieu of the corresponding benefits provided herein.


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                                 ARTICLE 5

                                  VESTING


5.1  FIVE YEAR REQUIREMENT.

     The benefit provided with respect to the Participant under this plan shall become nonforfeitable in the event of termination of employment after completion of at least five years of service which would qualify as vesting service under the Old Kent Retirement Income Plan or attainment of age 65.


5.2  FORFEITURE FOR CAUSE.

     Notwithstanding the Participant's age or length of service, if a Participant is discharged, or resigns, for cause, any benefit provided with respect to the Participant under this plan shall be forfeited. The Participant shall be deemed to have been discharged or to have resigned for cause if the Participant's employment with the Employer terminates due to or in conjunction with the commission of any criminal act injurious to the Employer, any act evidencing fraud or dishonesty on the part of the Participant or any intentional damaging of the property, assets and/or business reputation of the Employer.

     The existence of cause shall be established by the Administrator. The determination by the Administrator shall be subject to a claims procedure substantially the same as the claims procedure available under the Old Kent Retirement Income Plan. If the existence of cause, as defined in the preceding paragraph, is determined by the Administrator subsequent to termination of the Participant's employment, such termination of employment retroactively shall be deemed to have been discharge or resignation for cause and to result in total forfeiture of all benefits with respect to the Participant. In such event, benefits which are being paid, if any, shall terminate and OKFC shall be entitled to recover back from the Participant, the Participant's Beneficiary, and/or the Participant's estate, legal representatives, heirs and assigns the full amount of the benefits which were paid plus interest thereon.












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                                 ARTICLE 6

                            PAYMENT OF BENEFITS


6.1  EVENT OF DISTRIBUTION.

     If the Participant's employment terminates for any reason, benefit payments shall begin at the time and in the manner specified herein. A transfer of employment to OKFC or any subsidiary of OKFC is not a termination of employment.


6.2  FORM OF PAYMENT.

     The benefit shall be paid in the applicable form specified in this section. Each form of benefit payment shall be actuarially equivalent to the normal form (5-Year Certain and Life) based on the actuarial equivalence assumptions and factors applicable in the Old Kent Retire-ment Income Plan as in effect on the date the Participant's employment terminates. 5-Year Certain and Life means a monthly benefit payable for a minimum period of 60 months and for life thereafter.

     (a) UNMARRIED PARTICIPANT: 10-YEAR CERTAIN AND LIFE. If the Participant is not married at the time benefit payments are scheduled to begin, the benefit shall be paid in an actuarially equivalent monthly amount to the Participant for a minimum period of 120 months and for life thereafter. In the event of death of the Participant prior to payment of 120 monthly benefit payments, the same monthly amount shall be paid to the Participant's Beneficiary until a total of 120 monthly payments have been made.

     (b) MARRIED PARTICIPANT: JOINT AND 100% SPOUSE ANNUITY. If the Participant is married at the time benefit payments are scheduled to begin, the benefit shall be paid in an actuarially equivalent monthly amount to the Participant for the Participant's lifetime and shall continue in the same monthly amount to the Participant's Surviving Spouse, if any, for the remainder of the Surviving Spouse's life after the Participant's death.

     (c) DEATH OF PARTICIPANT BEFORE PAYMENTS BEGIN. If the Participant is married and dies before benefit payments are required to begin (whether or not employed by the Employer at time of death), the Surviving Spouse's portion of the Joint and 100% Spouse Annuity (based on the Participant's benefit as of the date of death or earlier termination of employment) shall be payable to the Surviving Spouse. No benefits shall be payable in the event that the Participant does not have a Surviving Spouse at the date of the Participant's death.



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     (d)  LUMP SUM ELECTION.  If the Participant irrevocably elects a lump-sum payment at the time of initial participation in this plan, the Participant's benefit shall be distributed in a single payment. The amount of the lump sum shall be the actuarially equivalent present value of the Participant's benefit payable at Normal Retirement Date. The lump sum benefit shall be determined in the same manner as under the Old Kent Retirement Income Plan in effect on the date the Participant's employment terminates. The election of a lump-sum payment shall be void if the Participant dies before the first day of the first month following the date the Participant's employment terminates. If the Participant fails to make the election at the time of initial participation, the Participant's benefit shall be paid as specified in (a), (b), (c) or (e).

     (e) $3,500 OR LESS. If the actuarially equivalent present value of the benefit payable under (a), (b) or (c) does not exceed $3,500, the Participant or Surviving Spouse shall be paid a lump sum. The amount of the lump sum shall be determined in the same manner as (d) above.


6.3  MANNER OF PAYMENT.

     Benefit payments shall be paid directly by the Employer or indirectly through a grantor trust (owned or maintained by the Employer) to the Participant or the Participant's Beneficiary. If a trust is established, the Employer shall not be relieved of its obligation and liability to pay the benefits of this plan except to the extent payments are actually made from the trust.


6.4  TIME OF PAYMENT.

     The payment of benefits under this plan (including the Surviving Spouse benefit described in Section 6.2(c)) shall begin on the first day of the first month following the date the Participant's employment terminates for any reason or, if later, the date the Participant attains (or would have attained) age 55. Notwithstanding the preceding sentence, the lump-sum benefit payable under Section 6.2(d) or (3) shall be paid on March 1 following the end of the calendar year in which the Participant's employment terminates.

     If the payment of benefits commences before or after the Normal Retirement Date, the normal retirement benefit shall be adjusted for early or late payment in the same manner as under the Old Kent Retirement Income Plan as in effect on the date the Participant's employment terminates.






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6.5  DEATH.

     (a) PAYMENT TO SPOUSE. If a benefit is payable as a Joint and 100% Spouse Annuity and the married Participant dies, payment shall continue to the Participant's Surviving Spouse. No further benefits shall be payable following death of the Participant with no Surviving Spouse.

     (b) PAYMENT TO BENEFICIARY. If a benefit is payable as a 10-Year Certain and Life annuity and the unmarried Participant dies prior to payment of all amounts due under this plan, payment of all remaining benefits shall be made to the Participant's Beneficiary.

     (c) PAYMENT TO ESTATE. If payment is to be made to the estate of a Participant, payment shall be made in a lump sum 90 days after the date of the Participant's death.

     (d) GENERATION-SKIPPING TRANSFER TAX. Notwithstanding any other provision in this plan or any related trust agreement, OKFC may withhold or direct the trustee to withhold any benefits payable to a Beneficiary as a result of the death of a Participant or any other Beneficiary until it can be determined whether a generation-skipping transfer tax, as defined in Chapter 13 of the Code, or any substitute provision therefor, is payable by OKFC or the trustee and the amount of generation-skipping transfer tax, including interest, that is due. If such tax is payable, the benefits otherwise payable hereunder shall be reduced by an amount equal to the generation-skipping transfer tax and interest. Any benefits withheld shall be payable as soon as there is a final determination of the applicable generation-skipping transfer tax and interest. No interest shall be payable to any Beneficiary for the period from the date of death to the time when the amount of benefits payable to a Beneficiary can be fully determined pursuant to this paragraph.


                                 ARTICLE 7

                            GENERAL PROVISIONS


7.1  AMENDMENT; TERMINATION.

     Old Kent Financial Corporation reserves the right to amend this plan prospectively or retroactively, or to terminate this plan, provided that an amendment or termination may not reduce or revoke the accrued benefits of Participants as of the end of the Plan Year preceding the Plan Year in which the amendment or termination is adopted.

     Upon termination of this plan, the accrued benefits of affected Participants shall become nonforfeitable. Each Participant's vested


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accrued benefits shall be distributed in accordance with the provisions of this plan.


7.2  EMPLOYMENT RELATIONSHIP.

     Nothing in this plan shall be construed as creating a contract of employment between the Employer and any Participant or otherwise conferring upon any Participant or other person a legal right to continuation of employment or any rights other than those specified herein. This plan shall not limit or affect the right of the Employer to discharge or retire a Participant.


7.3  RIGHTS NOT ASSIGNABLE.

     Except for designation of a Beneficiary, amounts promised hereunder shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance, or charge, whether voluntary or involuntary, by the Participant or any Beneficiary of the Participant, even if directed under a qualified domestic relations order or other divorce order. An interest in an amount promised shall not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy, or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise. An attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or to otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.


7.4  UNSECURED CREDITOR STATUS.

     A Participant shall be an unsecured general creditor of the Employer as to the payment of any benefit under this plan. The right of any Participant or Beneficiary to be paid the amount promised in this plan shall be no greater than the right of any other general, unsecured creditor of the Employer.


7.5  NO TRUST OR FIDUCIARY RELATIONSHIP.

     Nothing contained in this plan shall be deemed to create a trust or fiduciary relationship of any kind for the benefit of any Participant or Beneficiary.





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7.6  CONSTRUCTION.

     The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in this plan. If a capitalized term is not defined in this plan, the term shall have, for purposes of this plan, the stated definitions of those terms in the Old Kent Retirement Income Plan as amended from time to time.


7.7  UNFUNDED PLAN.

     This shall be an unfunded plan within the meaning of ERISA. Benefits provided herein constitute only an unsecured contractual promise to pay in accordance with the terms of this plan by the Employer.


































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                            TRUST AGREEMENT FOR

                      OLD KENT FINANCIAL CORPORATION
                     EXECUTIVE RETIREMENT INCOME TRUST


          This Trust Agreement is made this 15th day of February, 1991, between OLD KENT FINANCIAL CORPORATION, a Michigan corporation ("OKFC") , and OLD KENT BANK AND TRUST COMPANY (the "Trustee").

          OKFC hereby establishes the trust to hold all money and other property, together with the income thereon, paid or transferred to the trust under this Trust Agreement. The Trustee accepts the trust and agrees to hold in trust all money and other property transferred to it hereunder for the uses and purposes set forth herein, and the Trustee agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.


                               INTRODUCTION

          OKFC has adopted the Old Kent Executive Retirement Income Plan (the "Plan") for the benefit of selected management and highly compensated employees.

          The purpose of this trust is to give Plan participants greater security by placing assets in trust to pay benefits under the Plan, unless OKFC or a subsidiary of OKFC that employs one or more participants in the Plan becomes insolvent, in which case the assets will be used to pay creditors of the insolvent corporation. OKFC shall be liable to participants to make all payments required under the Plan to the extent that such payments are not made from this trust. Distributions made from this trust to participants or their beneficiaries shall, to the extent of such distributions, satisfy OKFC's obligations to pay benefits under the Plan.

          OKFC and the Trustee agree that the trust has been established to pay obligations of OKFC pursuant to the Plan and, upon insolvency, is subject to the rights of general creditors of OKFC. The trust is intended to be a grantor trust under the provisions of Sections 671 through 677 of the Internal Revenue Code of 1986 as amended (the "Code") . OKFC agrees to report all items of income and deduction of the trust on its income tax returns. OKFC shall have no right to any distributions from the trust or any claim against the trust for funds necessary to pay any income taxes that OKFC is required to pay. No contribution to or income of the trust is intended to be taxable to Plan participants until benefits are distributed to them.

          The Plan is intended to be "unfunded" as described in Parts 2 through 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and maintained primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees.


                                 ARTICLE I

                         Effective Date; Duration

     1.1  Effective Date and Trust Year.

          This trust shall become effective when the Trust Agreement has been executed by OKFC and the Trustee, and OKFC has made a contribution to the trust. The trust year shall coincide with OKFC's fiscal year. OKFC shall report any change in its fiscal year to the Trustee.

     1.2  Duration.

          (a) This trust shall continue in effect until all assets of the trust fund are exhausted through distribution of benefits to participants, payment to general creditors in the event of insolvency, payment of fees and expenses of the Trustee, and return of remaining funds to OKFC pursuant to Section 1.3.

          (b) The Trustee may make payments before they would otherwise be due if, based on a change in the federal tax or revenue laws, a published ruling, or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a participant or a beneficiary, or a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and involves a participant, it is determined that a participant has or will recognize income for federal income tax pur-poses with respect to amounts that are or will be payable under the Plan before they are to be paid.

     1.3  Irrevocability.

          This trust shall become irrevocable upon the issuance by the Internal Revenue Service of a private letter ruling establishing that it is unfunded for purposes of the Code. If such a ruling is denied, OKFC may revoke the trust and take possession of all assets held by the Trustee for the trust. This trust also shall become irrevocable if such a ruling is not requested by OKFC within 90 days after the date of establishing this trust.

          Except as provided in Sections 1.2 and 2.3 the trust shall be irrevocable with respect to amounts contributed to it, including income attributable to such contributions, until all benefit rights under the Plan for participants who are covered by this trust are satisfied. The Trustee shall then return to OKFC any assets remaining in the trust.

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                                ARTICLE II

                       Trust Fund and Funding Policy

     2.1  Contributions.

          (a) OKFC may contribute to the trust such amounts as shall be reasonably necessary to provide for all benefits payable under the Plan to participants covered by this trust. The time of payment of contributions shall be decided by OKFC. Contributions may be in cash or in kind.

          (b) The Trustee shall accept the contributions made by OKFC and shall hold them as a trust fund for the payment of benefits under the Plan. The Trustee shall not be responsible for the adequacy of the trust fund to meet and discharge liabilities under the Plan.

     2.2  Investments.

          The Trustee shall invest and reinvest the assets of the trust as the Trustee, in its sole discretion, may deem appropriate, including, without limitation, improved and unimproved real property (whether or not income producing); common and preferred stocks; shares or certificates of participation issued by investment companies; investment trusts and mutual funds; common or pooled investment funds; bonds; debentures; mortgages; deeds of trust; insurance and annuity contracts; notes secured by real or personal property; leases; ground leases; limited partnership interests; real or personal property interests owned, developed or managed by joint ventures or limited partnerships; obligations of governmental bodies, both domestic and foreign; notes, commercial paper, certificates of deposit, and other securities or evidences of indebtedness, secured or unsecured, including variable amount notes, convertible securities of all types and kinds, interest-bearing savings or deposit accounts with any federally insured bank (including the Trustee) or any federally insured savings and loan association; and any other property permitted as trust investments under applicable law. The Trustee is authorized to invest in any common or pooled investment fund or mutual fund now or hereafter maintained by the Trustee and any interest-bearing savings or deposit accounts with the banking department of the Trustee.

     2.3  Return of Excess Assets.

          (a) In the event the trust shall hold Excess Assets, OKFC, at its option, may direct the Trustee to return part or all of such Excess Assets to OKFC.

          (b) "Excess Assets" are assets of the trust exceeding one hundred fifteen percent (115%) of the present value of all benefits payable under the Plan to participants who are covered under this trust. The present value of all benefits payable under the Plan shall be determined in

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
accordance with the terms of the Plan and the actuarial assumptions and methodology used to determine the Accumulated Benefit Obligation under the Statement of Financial Accounting Standard Number 87 issued by the Financial Accounting Standards Board.

          (c) Notwithstanding any limitations contained in this Trust Agreement, income of the trust may be distributed to OKFC and immediately recontributed by OKFC to the trust if OKFC advises the Trustee that such distribution and recontribution is necessary for federal income tax purposes to enable OKFC to obtain a deduction for benefit payments to participants made from income of the trust. OKFC agrees to recontribute to the trust any amounts distributed pursuant to this paragraph immediately following any such distribution. In the event OKFC fails to recontribute any such amount immediately upon receipt thereof, the Trustee shall not be obligated to make any further distributions pursuant to this paragraph.
For administrative convenience, the Committee desires to have the Trustee retain such income distributions in the trust fund as additional contributions by OKFC, without first making payment to OKFC and then receiving payment from OKFC, unless it instructs the Trustee otherwise. In such event the Trustee shall treat the income of the trust fund for each quarter of the trust year as an additional contribution to the trust by OKFC for such quarter.

     2.4  Accounts.

          (a) The Trustee shall establish a separate account for each Plan participant who is covered by this trust, to which it shall credit contributions for that participant. The account shall be a bookkeeping account only, shall reflect an undivided interest in assets of the trust fund and shall not require any segregation of particular assets. OKFC shall direct the Trustee with respect to the allocation of assets of the trust fund among the separate accounts. With respect to any new contributions to the trust by OKFC after separate accounts have been established, OKFC shall designate each Plan participant for whom such contributions are made. If the Trustee does not receive a valid direction with respect to the allocation of assets of the trust fund among separate accounts or does not receive a valid direction with respect to the participants for whom new contributions are made within a reasonable time after such accounts are established or such contributions are received, the unallocated assets shall be allocated and new contributions shall be credited in proportion to the accrued benefits of the participants entitled thereto. The Trustee shall have no duty to inquire whether any of the foregoing allocations of assets of the trust fund or contributions to the trust are made in compliance with the terms of the Plan. After separate accounts are established, assets allocated to an account for one Plan participant may not be utilized to provide benefits for any other participants until all benefits for such participant have been paid in full.

          (b) The Trustee shall allocate investment earnings and losses of the trust fund among the accounts in proportion to their balances, except that changes in the value of insurance and annuity contracts shall be allocated to the account or accounts for which they are held. Payments to general creditors during Insolvency Administration under Section 5.2 shall be charged against the accounts in proportion to their balances, except that payment of benefits to a Plan participant as a general creditor shall be charged against the account for that participant.

          (c)  OKFC and the Trustee may agree that the accounts under this
Section 2.4 shall be maintained by the Plan Administrator, or such other person as may be designated by the Plan Administrator, rather than the Trustee.

     2.5  Substitution of Other Property.

          (a) In the event that any contributions to the trust are made in kind as provided in Section 2.1(a), OKFC shall have the power to reacquire part or all of the trust fund consisting of such contributions at any time, by substituting other readily marketable property of equivalent value, net of any costs of disposition. Such power is exercisable in a non-fiduciary capacity and may be exercised without the approval or consent of participants or any other person.

          (b) The value of all assets in the trust fund shall be fair market value. Values shall be determined by the Trustee and may be based on the determination of Experts, as described in Section 2.6(b).

     2.6  Administrative Powers of Trustee.

          (a) Subject in all respects to applicable provisions of this Trust Agreement and the Plan, including limitations on investment of the trust fund, the Trustee shall have the rights, powers and privileges of an absolute owner when dealing with property of the trust, including, without limitation, the powers listed below:

               (1) To sell, convey, transfer, exchange, partition, lease, and otherwise dispose of any of the assets of the trust at any time held by the Trustee under this Trust Agreement;

               (2) To exercise any option, conversion privilege or subscription right given the Trustee as the owner of any security held in the trust; to vote any corporate stock either in person or by proxy, with or without power of substitution; to consent to or oppose any reorganization, consolidation, merger, readjustment of financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the trust; and to take any action in connection therewith and receive and retain any securities resulting therefrom;

               (3) To deposit any security with any protective or reorganization committee, and to delegate to such committee such power and authority with respect thereto as the Trustee may deem proper, and to agree to pay out of the trust such portion of the expenses and compensation of such committee as the Trustee, in its discretion, shall deem appropriate;

               (4) To cause any property of the trust to be issued, held or registered in the name of the Trustee as trustee, or in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, or in such form that title will pass by delivery, provided that the records of the Trustee shall in all events indicate the true ownership of such property;

               (5) To renew or extend the time of payment of any obligation due or to become due;

               (6) To commence or defend lawsuits or legal or adminis-trative proceedings; to compromise, arbitrate or settle claims, debts or damages in favor of or against the trust; to deliver or accept, in either total or partial satisfaction of any indebtedness or other obligation, any property; to continue to hold for such period of time as the Trustee may deem appropriate any property so received; and to pay all costs and reasonable attorney fees in connection therewith out of the assets of the trust;

               (7) To grant options to purchase or to acquire options to purchase any real property;

               (8) To foreclose any obligation by judicial proceeding or otherwise;

               (9) To manage any real property in the trust in the same manner as if the Trustee were the absolute owner thereof, including the power to lease the same for such term or terms within or beyond the existence of the trust and upon such conditions, including (but not by way of limitation) agreements for the purchase or disposal of buildings thereon and options to the tenant to renew such lease from time to time, or to purchase such property, as the Trustee may deem proper;

               (10) To borrow money from any person in such amounts, upon such terms and for such purposes as the Trustee, in its discretion, may deem appropriate; and in connection therewith, to execute promissory notes, mortgages or other obligations and to pledge or mortgage any trust assets as security; and to lend money on a secured or unsecured basis to any person other than a party in interest;

               (11) To appoint one or more persons or entities as agents or custodians to act as ancillary trustees or sub-trustees for the purpose of investing in and holding title to real or personal property or any interest therein located outside the State of Michigan; provided that any such ancillary trustee or sub-trustee shall act with. such power, authority, discretion, duties, and functions of the Trustee as shall be specified in the instrument establishing such ancillary or sub-trust, including without limitation, the power to receive, hold and manage property, real or personal, or undivided interests therein; and the Trustee may pay the reasonable expenses and compensation of such ancillary trustees or sub-trustees out of the trust;

               (12) To deposit any securities held in the trust with a securities depository;

               (13) To retain in money market funds or other daily interest, daily availability funds and investment cash so much of the trust assets as the Trustee deems advisable;

               (14) To determine how all receipts and disbursements shall be credited, charged or apportioned as between income and principal, and the decision of the Trustee shall be final and not subject to question by any participant or beneficiary of the trust; and

               (15) Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the orderly administration or protection of the trust fund.

               Notwithstanding the foregoing or any other language in this Trust Agreement, the Trustee shall not have the power to start, enter into, or otherwise engage in any business enterprise, or continue to operate any business interest that becomes part of the trust estate, if such activity constitutes "carrying on business" as referred to in Section 301.7701-2 of the Procedure and Administration Regulations under the Internal Revenue Code of 1986, as amended.

          (b) The Trustee may engage one or more independent attorneys, accountants, actuaries, appraisers or other experts (an "Expert") for any purpose, including the determination of Excess Assets pursuant to Section
2.3 or disputed claims pursuant to Section 3.3. The determination of an Expert shall be final and binding on OKFC, the Trustee, and all of the participants unless within 30 days after receiving a determination deemed by any participant to be adverse, the participant initiates suit in a court of competent jurisdiction seeking appropriate relief. The Trustee shall have no duty to oversee or independently evaluate the determination of the Expert. The Trustee shall be authorized to pay the fees and expenses of any Expert out of the assets of the trust fund.

          (c) OKFC shall from time to time pay taxes (including interest and applicable penalties) of any and all kinds whatsoever that at any time are lawfully levied or assessed upon or become payable in respect of the trust fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the trust fund are not paid by OKFC or contested by OKFC pursuant to the last sentence of this paragraph, the Trustee shall pay such taxes out of the trust fund, and OKFC may, in its discretion, deposit into the trust fund an amount equal to the amount paid from the trust fund to satisfy such tax liability. If requested by OKFC, the Trustee shall, at OKFC's expense, contest the validity of such taxes in any manner deemed appropriate by OKFC or its counsel, but only if it has received an indemnity bond or other security satisfactory to it to pay any expenses of such contest. Alternatively, OKFC may itself contest the validity of any such taxes.


                                ARTICLE III

                              Administration

     3.1  Company Representatives.

          (a) OKFC is the Plan Administrator for the Plan and has general responsibility to interpret the Plan and determine the rights of participants and beneficiaries.

          (b) The Trustee shall be given the names and specimen signatures of OKFC representatives authorized to take action with regard to the administration of the Plan and this trust. The Trustee shall accept and rely upon the names and signatures until notified of any change.
Instructions to the Trustee shall be signed for OKFC by any such representatives as OKFC may designate.

     3.2  Payment of Benefits.

          (a) The Trustee shall pay benefits to participants and bene-ficiaries on behalf of OKFC in satisfaction of OKFC's obligations under the Plan or shall reimburse OKFC for payments made directly by OKFC in satisfaction of its obligations under the Plan. Benefit payments from an account, or reimbursements therefor, shall be made until the assets of the account are exhausted. OKFC's obligation shall not be limited to the trust fund, and a participant shall have a claim against OKFC for any payment not made by the Trustee.

          (b) The Trustee shall make payments in accordance with written directions from OKFC. To the extent that the Trustee makes payments to participants and beneficiaries as directed by OKFC, the Trustee shall make any required income tax withholding and shall pay amounts withheld to taxing authorities on OKFC's behalf or determine that such amounts have been paid by OKFC.

          (c) A participant's entitlement to benefits under the Plan shall be determined by OKFC. Any claim for such benefits shall be considered and reviewed under the claims procedures established for the Plan.

     3.3  Disputed Claims.

          A claim with respect to eligibility to participate in the Plan, eligibility for a benefit, the amount of a benefit or any other matter relating to a particular participant or beneficiary shall be made to the Plan Administrator in accordance with the terms of the Plan. The determination by the Plan Administrator with respect to such claims shall be binding upon the Trustee. The Trustee shall have no obligation to determine any claim presented to it and may file suit to have any such matter resolved by a court of competent jurisdiction. All of the Trustee's expenses in the court proceeding, including attorney fees, shall be allowed as administrative expenses of the trust.

     3.4  Records.

          The Trustee shall keep complete records on the trust fund open to inspection by OKFC at all reasonable times. In addition to accountings required below, the Trustee shall furnish to OKFC any information requested about the trust fund.

     3.5  Accountings.

          (a) The Trustee shall furnish OKFC with a complete accounting of the trust fund annually as soon as reasonably practicable after the end of the trust year showing assets and liabilities and income and expense for the year. The form and content of the accounting shall be sufficient for OKFC to include in computing its taxable income the income, deductions and credits against taxes that are attributable to the trust fund.

          (b) OKFC may object to an accounting within 180 days after it is furnished and require that it be settled by audit by a qualified, independent certified public accountant. The auditor shall be chosen by the Trustee from a list of at least three such accountants furnished by OKFC at the time the audit is requested. Either OKFC or the Trustee may require that the account be settled by a court of competent jurisdiction, in lieu of or in conjunction with the audit. All expenses of any audit or court proceedings, including reasonable attorney fees, shall be allowed as administrative expenses of the trust.

          (c) If OKFC does not object to an accounting within the time provided, the account shall be settled for the period covered by it. When an account is settled, it shall be final and binding on all parties, including all participants and persons claiming through them.

     3.6  Expenses and Fees.

          (a) The Trustee shall be reimbursed for all expenses and shall be paid a reasonable fee fixed by agreement with OKFC from time to time. No increase in the fee shall be effective before 60 days after the Trustee gives notice to OKFC of the increase. The Trustee shall notify OKFC periodically of expenses and fees.

          (b) OKFC shall pay administrative fees and expenses. If not so paid, the fees and expenses shall be paid from the trust fund. OKFC may reimburse the trust fund for any fees and expenses paid out of it.

                                ARTICLE IV

                                 Liability

     4.1  Indemnity.

          Subject to such limitations as may be imposed by applicable law, OKFC shall indemnify and hold harmless the Trustee from any claims, loss, liability, or expense arising from any action or inaction in administration of this trust based on direction or information from either OKFC, or any Expert, absent willful misconduct or bad faith.

     4.2  Bonding.

          The Trustee need not give any bond or other security for performance of its duties under this trust.


                                 ARTICLE V

                                Insolvency

     5.1  Determination of Insolvency.

          (a) For purposes of this trust, an entity is Insolvent if it is unable to pay its debts as they come due or it is the subject of a pending proceeding as a debtor under the federal Bankruptcy Code (or any successor federal statute).

          (b) If OKFC or any subsidiary of OKFC that employs one or more participants in the Plan (individually a "Participating Employer") becomes Insolvent, the Chief Executive officer and the Board of Directors of the Participating Employer shall notify the Trustee that the corporation is Insolvent. If the Trustee receives such notice or receives from any other person claiming to be a creditor of the Participating Employer a written allegation that the Participating Employer is Insolvent, the Trustee shall commence Insolvency Administration under Section 5.2 and shall independently determine whether such insolvency exists. The expenses of such determination shall be allowed as administrative expenses of the trust.

          (c) Payments from the trust fund to participants under the Plan shall cease and the Trustee shall commence Insolvency Administration under
Section 5.2 upon the earlier of:

               (1)  Receipt of a notice or allegation of insolvency under
Section 5.1(b); or

               (2) A determination by the Trustee or a court of competent jurisdiction that the Participating Employer is Insolvent.

          (d) The Trustee shall have no obligation to investigate the financial condition of the Participating Employer prior to receiving a notice or allegation of insolvency under Section 5.1(b).

     5.2  Insolvency Administration.

          (a) During Insolvency Administration, the Trustee shall hold the trust fund for the benefit of the general creditors of the Participating Employer and make payments only in accordance with Section 5.2(b). The Plan participants and beneficiaries shall have no greater rights than general creditors of the Participating Employer. The Trustee shall continue the investment of the trust fund in accordance with Section 2.2.

          (b) The Trustee shall make payments out of the trust fund in one or more of the following ways:

               (1) To general creditors in accordance with instructions from a court, or a person appointed by a court, having jurisdiction over the Participating Employer's condition of insolvency;

               (2) To Plan participants and beneficiaries in accordance with such instructions; and

               (3)  In payment of its own fees or expenses.

     5.3  Termination of Insolvency Administration.

          (a) Insolvency Administration shall terminate when the Trustee determines that the Participating Employer:

               (1)  Is not Insolvent;

               (2)  Has ceased to be Insolvent; or

               (3) Has been determined by a court of competent jurisdiction not to be Insolvent or to have ceased to be Insolvent.

          (b) Upon termination of Insolvency Administration under Section 5.3(a), the trust fund shall continue to be held for the benefit of the participants in the Plan. Benefit payments due during the period of Insolvency Administration shall be made as soon as practicable, together with interest from the due dates at a rate equal to the interest rate fixed by the Pension Benefit Guaranty Corporation for valuing immediate annuities in the preceding month.

     5.4  Creditors' Claims During Solvency.

          (a) During periods of Solvency the Trustee shall hold the trust fund exclusively to pay Plan benefits and fees and expenses of the trust until all Plan benefits have been paid. Creditors of a Participating Employer shall not be paid from the trust fund during Solvency, and the trust fund may not be seized by or subjected to the claims of such creditors in any way.

          (b)  A period of Solvency is any period not covered by Section
5.2.


                                ARTICLE VI

                            Successor Trustees

     6.1  Resignation and Removal.

          (a) The Trustee may resign at any time by notice to OKFC, which shall be effective in 60 days unless OKFC and the Trustee agree otherwise.

          (b) The Trustee may be removed by OKFC on 60 days' notice or shorter notice accepted by the Trustee.

          (c) When resignation or removal is effective, the Trustee shall begin transfer of assets to the successor Trustee immediately. The transfer shall be completed within 60 days, unless OKFC extends the time limit.

          (d) If the Trustee resigns or is removed, OKFC shall appoint a successor by the effective date of resignation or removal under Sections 6.1(a) or (b). If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the trust.

     6.2  Appointment of Successor.

          (a) OKFC may appoint any national or state bank or trust company as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, which shall have all of the rights and powers of the former Trustee, including ownership rights in the trust assets. The former Trustee shall execute any instruments necessary or reasonably requested by OKFC or the successor Trustee to evidence the transfer.

          (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing trust assets, subject to Article II. The successor Trustee shall not be responsible for, and OKFC shall indemnify and hold harmless the successor Trustee from any claim or liability because of, any action or inaction of any prior Trustee or any other past event, any existing condition or any existing assets.

     6.3  Accountings; Continuity.

          (a) A Trustee who resigns or is removed shall submit a final accounting to OKFC as soon as practicable. The accounting shall be received and settled as provided in Section 3.5 for regular accountings.

          (b) No resignation or removal of the Trustee or change in identity of the Trustee for any reason shall cause a termination of the Plan or this trust.


                                ARTICLE VII

                            General Provisions

     7.1  Interests Not Assignable.

          (a) The interest of a participant in the trust fund may not be assigned, seized by legal process, transferred, or subjected to the claims of the participant's creditors in any way. An attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or to otherwise dispose of promised benefits or the right to receive promised benefits, before actual receipt of the benefits, shall be void and shall not be recognized.

          (b) Neither OKFC nor any other Participating Employer may create a security interest in the trust fund in favor of any of its creditors.
The Trustee shall not make payments from the trust fund of any amounts to creditors of OKFC who are not Plan participants, except as provided in
Section 5.2.

          (c) The participants shall have no interest in the assets of the trust fund beyond the right to receive payment of Plan benefits from such assets outside periods of Insolvency Administration under Section 5.2. During Insolvency Administration the participants' rights to trust assets shall not be superior to those of any other general creditors of the Participating Employer.

     7.2  Amendment.

          Except as provided in Sections 1.2 and 1.3, no amendment shall alter or reduce the rights of Plan participants in the Plan, increase the rights of other general creditors in the assets of the trust fund, or cause this Trust Agreement or the trust to be revoked and terminated or to become revocable. The duties and powers of the Trustee shall not be increased without the Trustee's written consent.

     7.3  Applicable Law.

          This Trust shall be governed, construed and administered according to the laws of the State of Michigan, except as preempted by ERISA.

     7.4  Agreement Binding on All Parties.

          This Trust Agreement shall be binding upon the heirs, personal representatives, successors and assigns of any and all present and future parties and Plan participants.

     7.5  Notices and Directions.

          Any notice or direction under this trust shall be in writing and shall be effective when actually delivered, or if mailed, when deposited postpaid as first-class mail. Mail to a party shall be directed to the address stated below or to such other address as either party may specify by notice to the other party. Until notice is given to the contrary, notices to OKFC and the Trustee shall be addressed as follows:

          If to OKFC:

          Old Kent Financial Corporation
          One Vandenberg Center
          Grand Rapids, Michigan 49503
          Attention:  Director of Human Resources

          If to the Trustee:

          Old Kent Bank and Trust Company
          200 Monroe, N.W.
          Suite 430
          Grand Rapids, Michigan 49503
          Attention: Corporate Trust Services

     7.6  No Implied Duties.

          The duties of the Trustee shall be those stated in this trust, and no other duties shall be implied.

          IN WITNESS WHEREOF, OKFC and the Trustee have caused this Trust Agreement to be executed by their respective duly authorized officers on the date first written above.


                              OLD KENT FINANCIAL CORPORATION


                              By:___________________________________________


                                  Its_______________________________________

                                                                     "OKFC"


                              OLD KENT BANK AND TRUST COMPANY


                              By:___________________________________________


                                  Its_______________________________________

                                                                  "Trustee"

-----------------------------------------------------------------------------




                      OLD KENT FINANCIAL CORPORATION
                     EXECUTIVE RETIREMENT INCOME TRUST


                              TRUST AGREEMENT

                                  Between


                      OLD KENT FINANCIAL CORPORATION


                                    And


                      OLD KENT BANK AND TRUST COMPANY




-----------------------------------------------------------------------------

                      OLD KENT FINANCIAL CORPORATION
                     EXECUTIVE RETIREMENT INCOME TRUST


                             TABLE OF CONTENTS

                                                                       Page


INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE I - Effective Date; Duration . . . . . . . . . . . . . . . . . . .2

     1.1  Effective Date and Trust Year. . . . . . . . . . . . . . . . . .2
     1.2  Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.3  Irrevocability . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE II - Trust Fund and Funding Policy . . . . . . . . . . . . . . . .3

     2.1  Contributions. . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.2  Investments. . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.3  Return of Excess Assets. . . . . . . . . . . . . . . . . . . . .3
     2.4  Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.5  Substitution of Other Property . . . . . . . . . . . . . . . . .5
     2.6  Administrative Powers of Trustee . . . . . . . . . . . . . . . .5

ARTICLE III - Administration . . . . . . . . . . . . . . . . . . . . . . .8

     3.1  Company Representatives. . . . . . . . . . . . . . . . . . . . .8
     3.2  Payment of Benefits. . . . . . . . . . . . . . . . . . . . . . .8
     3.3  Disputed Claims. . . . . . . . . . . . . . . . . . . . . . . . .8
     3.4  Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.5  Accountings. . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.6  Expenses and Fees. . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE IV - Liability . . . . . . . . . . . . . . . . . . . . . . . . . 10

     4.1  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.2  Bonding. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE V - Insolvency . . . . . . . . . . . . . . . . . . . . . . . . . 10

     5.1  Determination of Insolvency. . . . . . . . . . . . . . . . . . 10
     5.2  Insolvency Administration. . . . . . . . . . . . . . . . . . . 11
     5.3  Termination of Insolvency Administration . . . . . . . . . . . 11
     5.4  Creditors' Claims During Solvency. . . . . . . . . . . . . . . 12

ARTICLE VI - Successor Trustees. . . . . . . . . . . . . . . . . . . . . 12

     6.1  Resignation and Removal. . . . . . . . . . . . . . . . . . . . 12
     6.2  Appointment of Successor . . . . . . . . . . . . . . . . . . . 13
     6.3  Accountings; Continuity. . . . . . . . . . . . . . . . . . . . 13

ARTICLE VII - General Provisions . . . . . . . . . . . . . . . . . . . . 13

     7.1  Interests Not Assignable . . . . . . . . . . . . . . . . . . . 13
     7.2  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.3  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.4  Agreement Binding on All Parties . . . . . . . . . . . . . . . 14
     7.5  Notices and Directions . . . . . . . . . . . . . . . . . . . . 14
     7.6  No Implied Duties. . . . . . . . . . . . . . . . . . . . . . . 15



































                                      -ii-